Exhibit 99.1

GUILD HOLDINGS COMPANY REPORTS SECOND QUARTER 2023 RESULTS

•Originations of $4.5 Billion in Second Quarter and $7.2 Billion YTD
•Net Revenue of $236.8 Million in Second Quarter and $340.7 Million YTD
•Net Income of $36.9 Million in Second Quarter and Net Loss of $0.3 Million YTD
•Adjusted Net Income of $9.0 Million in Second Quarter and $6.4 Million YTD
•Return on Equity of 12.0% and Adjusted Return on Equity of 2.9% in Second Quarter
•Gain on Sale Margin on Originations of 310 bps in Second Quarter
•Purchase Recapture Rate of 27% in the Second Quarter
•94% of Originations were Purchase Originations in the Second Quarter
•Declares Special Cash Dividend of $0.50 Per Share Subsequent to Quarter End

SAN DIEGO, California - August 3, 2023 – Guild Holdings Company (NYSE: GHLD) (“Guild” or the “Company”), a growth-oriented mortgage company that employs a relationship-based loan sourcing strategy to execute on its mission of delivering the promise of homeownership, today announced results for the second quarter ended June 30, 2023.

“We continue to effectively execute on our differentiated strategy to gain market share through both organic growth and selective acquisitions. While broader industry challenges persist due to higher interest rates and limited home inventory, we believe Guild is well-positioned given our focus on the purchase mortgage market, innovative new products to meet the needs of even more buyers, and our growing network of loan officers with deep relationships,” stated Terry Schmidt, Chief Executive Officer. “We are pleased with the contributions from our recent acquisitions and believe we will realize additional benefits and further our retail reach as they are fully integrated. We have prioritized maintaining a strong balance sheet and liquidity position, which supports our ongoing pursuit of additional external growth opportunities. We cannot control the economic environment, however we will continue to leverage our proven business and aim to further increase market share and to accelerate growth as the markets normalize.”

Second Quarter 2023 Highlights	Total in-house originations of $4.5 billion compared to $2.7 billion in the prior quarter
Originated 94% of closed loan origination volume from purchase business, compared to the Mortgage Bankers Association estimate of 80% for the same period
Net revenue of $236.8 million compared to $103.9 million in the prior quarter
Net income of $36.9 million compared to net loss of $37.2 million in the prior quarter
Servicing portfolio unpaid principal balance of $82.0 billion as of June 30, 2023, up 3% compared to $79.9 billion as of March 31, 2023

Adjusted net income and adjusted EBITDA totaled $9.0 million and $16.5 million, respectively, compared to adjusted net loss and adjusted EBITDA of $2.5 million and $1.1 million, respectively, in the prior quarter

Return on equity of 12.0% and adjusted return on equity of 2.9%, compared to (12.1)% and (0.8)%, respectively, in the prior quarter

Year-To-Date 2023 Highlights	Total in-house originations of $7.2 billion compared to $11.8 billion in the prior year
Originated 93% of closed loan origination volume from purchase business, compared to the Mortgage Bankers Association estimate of 80% for the same period
Net revenue of $340.7 million compared to $769.3 million in the prior year
Net loss of $0.3 million compared to net income of $266.3 million in the prior year
Servicing portfolio unpaid principal balance of $82.0 billion as of June 30, 2023, up 8% compared to $75.9 billion as of June 30, 2022

Adjusted net income and adjusted EBITDA totaled $6.4 million and $17.7 million, respectively, compared to adjusted net income and adjusted EBITDA of $46.0 million and $68.6 million, respectively, in the prior year

Return on equity of 0% and adjusted return on equity of 1.0%, compared to 50.5% and 8.7%, respectively, in the prior year

Other Highlights Subsequent to Quarter End
On August 2, 2023, the board of directors of Guild declared a special cash dividend of $0.50 per share on its Class A and Class B common stock. The $0.50 per share dividend will be paid on or about September 7, 2023 to stockholders of record on August 23, 2023.
Second Quarter Summary
Please refer to “Key Performance Indicators” and “GAAP to Non-GAAP Reconciliations” elsewhere in this release for a description of the key performance indicators and definitions of the non-GAAP measures and reconciliations to the nearest comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

($ amounts in millions, except per share amounts)	2Q’23	1Q’23	%∆	YTD’23	YTD’22	%∆
Total in-house originations	$4,458.5	$2,701.4	65%	$7,159.9	$11,783.5	(39)%
Gain on sale margin on originations (bps)	310	343	(10)%	323	382	(15)%
Gain on sale margin on pull-through adjusted locked volume (bps)	314	284	11%	299	347	(14)%
UPB of servicing portfolio (period end)	$82,030.4	$79,916.6	3%	$82,030.4	$75,856.6	8%
Net revenue	$236.8	$103.9	128%	$340.7	$769.3	(56)%
Total expenses	$186.4	$154.7	20%	$341.1	$412.7	(17)%
Net income (loss)	$36.9	$(37.2)	199%	$(0.3)	$266.3	(100)%
Return on equity	12.0%	(12.1)%	199%	—%	50.5%	(100)%
Adjusted net income (loss)	$9.0	$(2.5)	463%	$6.4	$46.0	(86)%
Adjusted EBITDA	$16.5	$1.1	NM	$17.7	$68.6	(74)%
Adjusted return on equity	2.9%	(0.8)%	463%	1.0%	8.7%	(88)%
Earnings (loss) per share	$0.61	$(0.61)	199%	$—	$4.36	(100)%
Diluted earnings (loss) per share	$0.60	$(0.61)	198%	$—	$4.31	(100)%
Adjusted earnings (loss) per share	$0.15	$(0.04)	463%	$0.10	$0.75	(86)%
Origination Segment Results
Origination segment net loss was $21.3 million in the second quarter compared to $32.8 million in the prior quarter on higher origination volumes, but still reflecting the impact of higher interest rates and low housing inventory. Gain on sale margins on originations was 310 bps, down 33 bps from the prior quarter due to a continued competitive market environment. Gain on sale margins on pull-through adjusted locked volume increased 30 bps quarter-over-quarter to 314 bps and total pull-through adjusted locked volume was $4.4 billion compared to $3.3 billion in the prior quarter.

($ amounts in millions)	2Q’23	1Q’23	%∆	YTD’23	YTD’22	%∆
Total in-house originations	$4,458.5	$2,701.4	65%	$7,159.9	$11,783.5	(39)%
In-house originations # (000’s)	13	9	44%	22	37	(41)%
Net revenue	$140.3	$93.6	50%	$233.9	$457.7	(49)%
Total expenses	$161.6	$126.3	28%	$288.0	$368.7	(22)%
Net (loss) income allocated to origination	$(21.3)	$(32.8)	(35)%	$(54.1)	$89.1	(161)%

Servicing Segment Results
Servicing segment net income was $88.7 million in the second quarter compared to a net loss of $0.3 million in the prior quarter. The Company retained mortgage servicing rights (“MSRs”) for 84% of total loans sold in the second quarter of 2023.

Net revenue totaled $98.9 million compared to $13.1 million in the prior quarter. In the second quarter of 2023, fair value adjustments with respect to the Company’s MSRs totaled a gain of $27.9 million, compared to a loss of $54.9 million in the prior quarter. Guild’s purchase recapture rate was 27% in the second quarter of 2023 compared to 24% in the prior quarter, which reinforces the Company’s focus on customer service and synergistic business model.

($ amounts in millions)	2Q’23	1Q’23	%∆	YTD’23	YTD’22	%∆
UPB of servicing portfolio (period end)	$82,030.4	$79,916.6	3%	$82,030.4	$75,856.6	8%
# Loans serviced (000’s) (period end)	335	328	2%	335	314	7%
Loan servicing and other fees	$60.2	$60.1	—%	$120.3	$107.8	12%
Valuation adjustment of MSRs	$27.9	$(54.9)	151%	$(27.0)	$205.7	(113)%
Net revenue	$98.9	$13.1	658%	$111.9	$314.5	(64)%
Total expenses	$10.1	$13.4	(24)%	$23.5	$23.9	(2)%
Net income (loss) allocated to servicing	$88.7	$(0.3)	NM	$88.4	$290.7	(70)%

Share Repurchase Program
During the three months ended June 30, 2023, the Company repurchased and subsequently retired 51,588 shares of its Class A common stock at an average purchase price of $10.58 per share. As of June 30, 2023, $13.3 million remained available for repurchase under the Company’s share repurchase program.

Balance Sheet and Liquidity Highlights
The Company’s operating cash position was $106.0 million as of June 30, 2023. The Company’s unutilized loan funding capacity was $0.9 billion, while the unutilized MSR lines of credit was $205.0 million, based on total committed amounts and borrowing base limitations. The Company’s leverage ratio was 1.1x, defined as total secured debt including funding divided by tangible stockholders’ equity.

(in millions)	June 30, 2023	December 31, 2022
Cash and cash equivalents	$106.0	$137.9
Mortgage servicing rights, net	$1,184.5	$1,139.5
Warehouse lines of credit	$1,053.1	$713.2
Notes payable	$123.8	$126.3
Total stockholders’ equity	$1,251.5	$1,249.3

Tangible net book value per share(1)	$17.01	$17.06
_________________
(1)See “GAAP to Non-GAAP Reconciliation” for a description of this non-GAAP measure and reconciliation to the nearest comparable financial measures calculated and presented in accordance with GAAP.

Webcast and Conference Call
The Company will host a webcast and conference call on Thursday, August 3, 2023 at 5:00 p.m. Eastern Time to discuss the Company’s results for the second quarter ended June 30, 2023.

The conference call will be available on the Company's website at https://ir.guildmortgage.com/. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time to register. The conference call can also be accessed by the following dial-in information:

•1-877-407-0789 (Domestic)
•1-201-689-8562 (International)

A replay of the call will be available on the Company's website at https://ir.guildmortgage.com/ approximately two hours after the live call through August 17, 2023. The replay is also available by dialing 1-844-512-2921 (United States) or 1-412-317-6671 (international). The replay pin number is 13739094.

About Guild Holdings Company
Founded in 1960 when the modern U.S. mortgage industry was just forming, Guild Holdings Company is a nationally recognized independent mortgage lender providing residential mortgage products and local in-house origination and servicing. Guild’s collaborative culture and commitment to diversity and inclusion enable it to deliver a personalized experience for each customer. With more than 4,200 employees and over 320 retail branches, Guild has relationships with credit unions, community banks, and other financial institutions and services loans in 49 states and the District of Columbia. Guild’s highly trained loan professionals are experienced in government-sponsored programs such as FHA, VA, USDA, down payment assistance programs and other specialized loan programs. Its shares of Class A common stock trade on the New York Stock Exchange under the symbol GHLD.

Contacts
Investors: investors@guildmortgage.net 858-956-5130 Media: Melissa Rue Nuffer, Smith, Tucker mkr@nstpr.com 619-296-0605 Ext. 247

Forward-Looking Statements
This press release contains forward-looking statements, including statements about the Company’s expectations for gaining market share, ongoing pursuit of M&A opportunities, expectations for benefits from recent acquisitions and expansion of retail reach, expectations for increased home sales and mortgage activity, and ability to continue to repurchase shares of the Company’s Class A common stock pursuant to its share repurchase program. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.

Important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements include, but are not limited to, the following: any disruptions in the secondary home loan market and their effects on our ability to sell the loans that we originate; any changes in macroeconomic and U.S. residential real estate market conditions; any changes in certain U.S. government-sponsored entities and government agencies, and any organizational or pricing changes in these entities, their guidelines or their current roles; any changes in prevailing interest rates or U.S. monetary policies; the effects of any termination of our servicing rights; the effects of our existing and future indebtedness on our liquidity and our ability to operate our business; any disruption in the technology that supports our origination and servicing platform; our failure to identify, develop and integrate acquisitions of other companies or technologies; pressure from existing and new competitors; any failure to maintain or grow our historical referral relationships with our referral partners; any delays in recovering service advances; inaccuracies in the estimates of the fair value of the substantial portion of our assets that are measured on that basis (including our MSRs); any failure to adapt to and implement technological changes; the failure of the internal models that we use to manage risk and make business decisions to produce reliable or accurate results; the degree of business and financial risk associated with certain of our loans; any cybersecurity breaches or other vulnerability involving our computer systems or those of certain of our third-party service providers; our inability to secure additional capital, if needed, to operate and grow our business; the impact of operational risks, including employee or consumer fraud, the obligation to repurchase sold loans in the event of a documentation error, and data processing system failures and errors; any repurchase or indemnification obligations caused by the failure of the loans that we originate to meet certain criteria or characteristics; the seasonality of the mortgage origination industry; any failure to protect our brand and reputation; any non-compliance with the complex laws and regulations governing our mortgage loan origination and servicing activities; material changes to the laws, regulations or practices applicable to reverse mortgage programs; our control by, and any conflicts of interest with, McCarthy Capital Mortgage Investors, LLC; the risks related to our status as a “controlled company”; the significant influence on our business that members of our board and management team are able to exercise as stockholders; our dependence, as a holding company, upon distributions from Guild Mortgage Company LLC to meet our obligations; the risks related to the trading market of our Class A common stock due to our dual class common stock structure; our ability to complete repurchases under the share repurchase program in the amount authorized or at all and the impact of the share repurchase program on our business and financial condition; the identification of material weaknesses in our internal control over financial reporting; and the other risks, uncertainties and factors set forth under Item IA. – Risk Factors and all other disclosures appearing in Guild’s Annual Report on Form 10-K for the year ended December 31, 2022, Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 as well as other documents Guild files from time to time with the Securities and Exchange Commission.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this press release. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Many of the important factors that will determine these results are beyond our ability to control or predict. Accordingly, you should not place undue reliance on any such forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as otherwise required by law, we undertake no obligation to update any forward-looking statement made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may make.

Non-GAAP Financial Measures
To supplement our financial statements presented in accordance with GAAP and to provide investors with additional information regarding our GAAP financial results, we disclose certain financial measures for our consolidated and operating segment results on both a GAAP and a non-GAAP (adjusted) basis. The non-GAAP financial measures disclosed should be viewed in addition to, and not as an alternative to, results prepared in accordance with GAAP. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly titled measures presented by other companies.

Adjusted Net Income (Loss). We define Adjusted Net Income (Loss) as earnings attributable to Guild before the change in the fair value measurements related to our MSRs, contingent liabilities and notes receivable related to completed acquisitions due to changes in valuation assumptions, amortization of acquired intangible assets and stock-based compensation. We exclude these items because we believe they are non-cash expenses that are not reflective of our core operations or indicative of our ongoing operations. Adjusted Net Income (Loss) is also adjusted by applying an estimated effective tax rate to these adjustments. In addition we exclude the change in the fair value of MSRs due to changes in model inputs and assumptions from Adjusted Net Income (Loss) and Adjusted EBITDA below because we believe this non-cash, non-realized adjustment to net revenues is not indicative of our operating performance or results of operations but rather reflects changes in model inputs and assumptions (e.g., prepayment speed, discount rate and cost to service assumptions) that impact the carrying value of our MSRs from period to period.

Adjusted Earnings Per Share. We define Adjusted Earnings Per Share as our adjusted net income divided by the basic weighted average shares outstanding of our Class A and Class B common stock.

Adjusted EBITDA. We define Adjusted EBITDA as earnings before interest (without adjustment for net warehouse interest related to loan fundings and payoff interest related to loan prepayments), taxes, depreciation and amortization and net income attributable to the non-controlling interest exclusive of any change in the fair value measurements of the MSRs due to valuation assumptions, contingent liabilities from business acquisitions and stock-based compensation. We exclude these items because we believe they are non-cash expenses that are not reflective of our core operations or indicative of our ongoing operations.

Adjusted Return on Equity. We define Adjusted Return on Equity as annualized Adjusted Net Income as a percentage of average beginning and ending stockholders’ equity during the period.

Tangible Net Book Value Per Share. We define Tangible Net Book Value Per Share as total stockholders’ equity, less intangible assets, net and goodwill divided by the total shares of our Class A and Class B common stock outstanding. The most directly comparable GAAP financial measure for tangible net book value per share is book value per share.

We use these non-GAAP financial measures (other than tangible net book value per share) to evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. These non-GAAP financial measures are designed to evaluate operating results exclusive of fair value adjustments that are not indicative of management’s operating performance. Accordingly, we believe that these financial measures provide useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects. In addition, management uses the non-GAAP financial measure of tangible net book value per share to evaluate the adequacy of our stockholders’ equity and assess our capital position and believes tangible net book value provides useful information to investors in assessing the strength of our financial position.

Our non-GAAP financial measures are not prepared in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of these non-GAAP financial measures rather than net income (loss), which is the most directly comparable financial measure calculated and presented in accordance with GAAP for Adjusted Net Income and Adjusted EBITDA, Return on Equity, which is the most directly comparable financial measure calculated and presented in accordance with GAAP for Adjusted Return on Equity, and Book Value Per Share, which is the most directly comparable financial measure calculated and presented in accordance with GAAP for Tangible Net Book Value Per Share. These limitations include that these non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measures reflect the exclusion of items that are recurring and may be reflected in our financial results for the foreseeable future. In addition, other companies may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison.

For more information on these non-GAAP financial measures, please see the “GAAP to Non-GAAP Reconciliations” included at the end of this release.

Condensed Consolidated Balance Sheets (unaudited)

(in thousands, except share and per share amounts)	June 30, 2023	December 31, 2022
Assets
Cash and cash equivalents	$105,963	$137,891
Restricted cash	5,868	8,863
Mortgage loans held for sale	1,125,992	845,775
Reverse mortgage loans held for investment	36,709	—
Ginnie Mae loans subject to repurchase right	598,634	650,179
Accounts, notes and interest receivable	65,035	58,304
Derivative assets	13,702	3,120
Mortgage servicing rights, net	1,184,503	1,139,539
Intangible assets, net	29,100	33,075
Goodwill	184,894	176,769
Other assets	182,239	186,076
Total assets	$3,532,639	$3,239,591
Liabilities and stockholders’ equity
Warehouse lines of credit	$1,053,060	$713,151
Notes payable	123,750	126,250
Ginnie Mae loans subject to repurchase right	598,879	650,179
Accounts payable and accrued expenses	33,629	34,095
Accrued compensation and benefits	34,251	29,597
Investor reserves	18,364	16,094
Contingent liabilities due to acquisitions	7,793	526
Derivative liabilities	—	5,173
Operating lease liabilities	83,759	85,977
Note due to related party	—	530
Deferred compensation plan	94,873	95,769
Deferred tax liabilities	232,816	232,963
Total liabilities	2,281,174	1,990,304
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par value; 50,000,000 shares authorized; no shares issued and outstanding	—	—
Class A common stock, $0.01 par value; 250,000,000 shares authorized; 20,645,142 and 20,583,130 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	206	206
Class B common stock, $0.01 par value; 100,000,000 shares authorized; 40,333,019 shares issued and outstanding at June 30, 2023 and December 31, 2022	403	403
Additional paid-in capital	45,141	42,727
Retained earnings	1,205,654	1,205,885
Non-controlling interest	61	66
Total stockholders' equity	1,251,465	1,249,287
Total liabilities and stockholders’ equity	$3,532,639	$3,239,591

Condensed Consolidated Statements of Income (unaudited)

	Three Months Ended		Six Months Ended June 30,
(in thousands, except per share amounts)	Jun 30, 2023	Mar 31, 2023	2023	2022
Revenue
Loan origination fees and gain on sale of loans, net	$136,925	$92,651	$229,576	$450,611
Gain on reverse mortgage loans held for investment	2,306	—	2,306	—
Loan servicing and other fees	60,211	60,087	120,298	107,772
Valuation adjustment of mortgage servicing rights	27,890	(54,871)	(26,981)	205,675
Interest income	26,584	18,245	44,829	30,086
Interest expense	(17,329)	(12,262)	(29,591)	(25,087)
Other income, net	224	35	259	242
Net revenue	236,811	103,885	340,696	769,299
Expenses
Salaries, incentive compensation and benefits	144,903	111,120	256,023	365,521
General and administrative	20,448	20,883	41,331	741
Occupancy, equipment and communication	18,402	17,430	35,832	37,285
Depreciation and amortization	3,661	3,738	7,399	7,721
Provision for foreclosure losses	(1,044)	1,514	470	1,475
Total expenses	186,370	154,685	341,055	412,743
Income (loss) before income tax expense (benefit)	50,441	(50,800)	(359)	356,556
Income tax expense (benefit)	13,505	(13,605)	(100)	90,294
Net income (loss)	36,936	(37,195)	(259)	266,262
Net income (loss) income attributable to non-controlling interest	—	(5)	(5)	32
Net income (loss) attributable to Guild	$36,936	$(37,190)	$(254)	$266,230

Net income (loss) per share attributable to Class A and Class B Common Stock:
Basic	$0.61	$(0.61)	$—	$4.36
Diluted	$0.60	$(0.61)	$—	$4.31
Weighted average shares outstanding of Class A and Class B Common Stock:
Basic	60,962	60,900	60,931	61,060
Diluted	61,801	60,900	60,931	61,779

Key Performance Indicators
Management reviews several key performance indicators to evaluate our business results, measure our performance and identify trends to inform our business decisions. Summary data for these key performance indicators is listed below.

	Three Months Ended		Six Months Ended June 30,
($ and units in thousands)	Jun 30, 2023	Mar 31, 2023	2023	2022
Origination Data
$ Total in-house origination(1)	$4,458,502	$2,701,426	$7,159,928	$11,783,484
# Total in-house origination	13	9	22	37
$ Retail forward in-house origination	$4,125,328	$2,558,801	$6,684,129	$11,318,089
# Retail forward in-house origination	12	8	20	35
$ Retail reverse in-house origination	$7,858	$—	$7,858	$—
# Retail reverse in-house origination	—	—	—	—
$ Retail brokered origination(2)	$64,240	$41,704	$105,944	$118,370
$ Wholesale reverse origination	$26,603	$—	$26,603	$—
Total originations	$4,549,345	$2,743,130	$7,292,475	$11,901,854
Gain on sale margin (bps)(3)	310	343	323	382
Pull-through adjusted locked volume(4)	$4,362,354	$3,258,998	$7,675,669	$12,997,291
Gain on sale margin on pull-through adjusted locked volume (bps)(5)	314	284	299	347
Purchase recapture rate(6)	27%	24%	28%	31%
Refinance recapture rate(7)	22%	30%	26%	50%
Purchase origination %	94%	92%	93%	75%
Servicing Data
UPB (period end)(8)	$82,030,408	$79,916,577	$82,030,408	$75,856,564
_________________
(1)Includes retail forward, correspondent and retail reverse and excludes wholesale reverse and brokered loans.
(2)Brokered loans are defined as loans we originate in the retail channel that are processed by us but underwritten and closed by another lender. These loans are typically for products we choose not to offer in-house.
(3)Represents loan origination fees and gain on sale of loans, net, including the fair value adjustment of reverse mortgage loans, divided by total originations, excluding brokered loans, to derive basis points.
(4)Pull-through adjusted locked volume is equal to total locked volume, which excludes reverse loans, multiplied by pull-through rates of 85.4%, 84.0% and 92.7% as of June 30, 2023, March 31, 2023 and June 30, 2022, respectively. We estimate the pull-through rate based on changes in pricing and actual borrower behavior using a historical analysis of loan closing data and “fallout” data with respect to the number of commitments that have historically remained unexercised. The decrease from the prior quarter is primarily due to reassessing our assumptions within the valuation model and is not indicative of a change in our operations.
(5)Represents loan origination fees and gain on sale of loans, net divided by pull-through adjusted locked volume.
(6)Purchase recapture rate is calculated as the ratio of (i) UPB of our clients that originated a new mortgage with us for the purchase of a home in a given period, to (ii) total UPB of our clients that paid off their existing mortgage as a result of selling their home in a given period.
(7)Refinance recapture rate is calculated as the ratio of (i) UPB of our clients that originated a new mortgage loan for the purpose of refinancing an existing mortgage with us in a given period, to (ii) total UPB of our clients that paid off their existing mortgage as a result of refinancing their home in the same period.
(8)Excludes subserviced portfolio of $34.5 million as of June 30, 2023.

GAAP to Non-GAAP Reconciliations
Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) (unaudited)

	Three Months Ended		Six Months Ended June 30,
(in millions, except per share amounts)	Jun 30, 2023	Mar 31, 2023	2023	2022
Net income (loss)	$36.9	$(37.2)	$(0.3)	$266.3
Net income (loss) attributable to non-controlling interest(1)	—	—	—	—
Net income (loss) attributable to Guild	$36.9	$(37.2)	$(0.3)	$266.2
Add adjustments:
Change in fair value of MSRs due to model inputs and assumption	(43.8)	43.7	(0.1)	(256.4)
Change in fair value of contingent liabilities, net due to acquisitions	1.3	—	1.2	(45.4)
Amortization of acquired intangible assets	2.0	2.0	4.0	4.0
Stock-based compensation	2.3	1.8	4.1	3.0
Tax impact of adjustments(2)	10.2	(12.7)	(2.6)	74.6
Adjusted Net Income (Loss)	$9.0	$(2.5)	$6.4	$46.0

Weighted average shares outstanding of Class A and Class B Common Stock	61	61	61	61
Earnings (loss) per share	$0.61	$(0.61)	$—	$4.36
Adjusted earnings (loss) per share	$0.15	$(0.04)	$0.10	$0.75
_________________
Amounts may not foot due to rounding
(1)Net income (loss) attributable to non-controlling interest was $0, $(5) thousand, $(5) thousand and $32 thousand for the three months ended June 30, 2023 and March 31, 2023 and the six months ended June 30, 2023 and 2022, respectively.
(2)Estimated effective tax rate used was 26.8%, 26.8%, 28.0% and 25.3% for the three months ended June 30, 2023 and March 31, 2023 and the six months ended June 30, 2023 and 2022, respectively.
Reconciliation of Net Income (Loss) to Adjusted EBITDA
(unaudited)

	Three Months Ended		Six Months Ended June 30,
(in millions)	Jun 30, 2023	Mar 31, 2023	2023	2022
Net income (loss)	$36.9	$(37.2)	$(0.3)	$266.3
Add adjustments:
Interest expense on non-funding debt	2.6	2.8	5.4	3.2
Income tax expense (benefit)	13.5	(13.6)	(0.1)	90.3
Depreciation and amortization	3.7	3.7	7.4	7.7
Change in fair value of MSRs due to model inputs and assumptions	(43.8)	43.7	(0.1)	(256.4)
Change in fair value of contingent liabilities, net due to acquisitions	1.3	—	1.2	(45.4)
Stock-based compensation	2.3	1.8	4.1	3.0
Adjusted EBITDA	$16.5	$1.1	$17.7	$68.6

Reconciliation of Return on Equity to Adjusted Return on Equity
(unaudited)

	Three Months Ended		Six Months Ended June 30,
($ in millions)	Jun 30, 2023	Mar 31, 2023	2023	2022
Income Statement Data:
Net income (loss) attributable to Guild	$36.9	$(37.2)	$(0.3)	$266.2
Adjusted net income (loss)	$9.0	$(2.5)	$6.4	$46.0

Average stockholders’ equity	$1,232.4	$1,231.3	$1,250.4	$1,053.9
Return on Equity	12.0%	(12.1)%	—%	50.5%
Adjusted Return on Equity	2.9%	(0.8)%	1.0%	8.7%
Reconciliation of Book Value Per Share to Tangible Net Book Value Per Share
(unaudited)

(in millions, except per share amounts)	June 30, 2023	December 31, 2022
Total stockholders' equity	$1,251.5	$1,249.3
Adjustments:
Intangible assets, net	(29.1)	(33.1)
Goodwill	(184.9)	(176.8)
Tangible common equity	$1,037.5	$1,039.4

Ending shares of Class A and Class B common stock outstanding	61	61

Book value per share	$20.52	$20.51
Tangible net book value per share(1)	$17.01	$17.06
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(1)Tangible net book value per share uses the same denominator as book value per share.